TEMPLETON INSTITUTIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                  TEMPLETON INSTITUTIONAL FUNDS, INC., a Maryland corporation with its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The aggregate number of shares of capital stock of the Corporation is increased by ONE HUNDRED MILLION (100,000,000) shares of Common Stock, of which ONE HUNDRED MILLION (100,000,000) shares are classified as Emerging Markets Series. The shares of the Emerging Markets Series, as so classified by the Board of Directors, shall have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Articles of Incorporation of the Corporation as heretofore amended and supplemented (the "Articles") and shall be subject to all provisions of the Articles relating to shares generally.

                  SECOND: Immediately before the increase as hereinabove set forth, the Corporation was authorized to issue EIGHT HUNDRED FORTY MILLION (840,000,000) shares of capital stock, all of which was Common Stock par value $0.01 per share, such shares having the following designations:



NUMBER OF SHARES                             DESIGNATIONS

ONE HUNDRED TWENTY MILLION
(120,000,000)                              Growth Series

THREE HUNDRED FIFTY FIVE MILLION
(355,000,000)                              Foreign Equity Series

TWO HUNDRED TWENTY FIVE MILLION
(225,000,000)                              Emerging Markets Series

ONE HUNDRED FORTY MILLION
(140,000,000)                              Emerging Fixed Income Markets Series


PAGE


and having an aggregate par value of EIGHT MILLION FOUR HUNDRED THOUSAND ($8,400,000) dollars. As increased, the Corporation is authorized to issue a total of NINE HUNDRED FORTY MILLION (940,000,000) shares of capital stock, all of which is Common Stock par value $0.01 per share, having an aggregate par value of NINE MILLION FOUR HUNDRED THOUSAND ($9,400,000) dollars. Immediately after the increase and giving effect to the classification of shares set forth in Article First hereof, such shares were classified as follows:


NUMBER OF SHARES                            DESIGNATIONS

ONE HUNDRED TWENTY MILLION
(120,000,000)                             Growth Series

THREE HUNDRED FIFTY FIVE MILLION
(355,000,000)                             Foreign Equity Series

THREE HUNDRED TWENTY FIVE MILLION
(325,000,000)                             Emerging Markets Series

ONE HUNDRED FORTY MILLION
(140,000,000)                             Emerging Fixed Income Markets Series



                  THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

                  FOURTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the shares of the Emerging Markets Series under the authority contained in the Articles.


PAGE


                  IN WITNESS WHEREOF, Templeton Institutional Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation and state, under the penalties of perjury, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects.

Date:   February 27, 1998

                                        TEMPLETON INSTITUTITIONAL FUNDS, INC.

[CORPORATE SEAL]

                                        By: /s/JOHN R. KAY
                                           ---------------------------
                                            John R. Kay
                                            Vice President

Attest:

/s/JEFFREY L. STEELE
------------------------
   Jeffrey L. Steele
   Assistant Secretary